Exhibit 4.1 (a)

            =========================================================

                               PEI HOLDINGS, INC.
                                   as Issuer,
                         and the Guarantors party hereto

                                       and

                                 Bank One, N.A.
                                   as Trustee

         ---------------------------------------------------------------

                                    Indenture

                           Dated as of March 11, 2003

         ---------------------------------------------------------------

                        11% Senior Secured Notes due 2010

            =========================================================

                              CROSS REFERENCE TABLE

TIA Sections                                                  Indenture Sections
------------                                                  ------------------

ss. 310(a)..................................................................7.10
       (b)............................................................7.03, 7.08
ss. 311.....................................................................7.03
ss. 312(a).................................................................12.02
       (b).................................................................12.02
ss. 313(a)..................................................................7.06
       (c)............................................................7.05, 7.06
       (d)..................................................................7.06
ss. 314....................................................................10.02
       (a)..................................................................4.17
       (b)..................................................................4.18
ss. 315(a)..................................................................7.02
       (b)..................................................................7.02
       (c)..................................................................7.02
       (d)..................................................................7.02
ss. 316(a)................................................2.05, 6.02, 6.04, 6.05
ss. 316(b)...........................................................6.07, 10.05
ss. 316(c).................................................................12.02
ss. 317(a)(1)...............................................................6.08
       (a)(2)...............................................................6.09
       (b)..................................................................2.03
ss. 318 ...................................................................12.01


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

                                    RECITALS

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................2
SECTION 1.02.  Rules of Construction..........................................31

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  Form, Dating and Denominations.................................31
SECTION 2.02.  Execution and Authentication; Exchange Notes; Additional
                  Notes.......................................................33
SECTION 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying
                  Agent to Hold Money in Trust................................34
SECTION 2.04.  Replacement Notes..............................................34
SECTION 2.05.  Outstanding Notes..............................................35
SECTION 2.06.  Temporary Notes................................................35
SECTION 2.07.  Cancellation...................................................36
SECTION 2.08.  CUSIP and CINS Numbers.........................................36
SECTION 2.09.  Registration, Transfer and Exchange............................36
SECTION 2.10.  Restrictions on Transfer and Exchange..........................39
SECTION 2.11.  Temporary Offshore Global Notes................................41

                                    ARTICLE 3
                          REDEMPTION; OFFER TO PURCHASE

SECTION 3.01.  Optional Redemption............................................42
SECTION 3.02.  Redemption with Proceeds of Equity Offering....................43
SECTION 3.03.  Method and Effect of Redemption................................43
SECTION 3.04.  Offer to Purchase..............................................44

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Notes...............................................46
SECTION 4.02.  Maintenance of Office or Agency................................47
SECTION 4.03.  Existence......................................................47
SECTION 4.04.  [Intentionally omitted.].......................................48
SECTION 4.05.  Maintenance of Properties and Insurance........................48
SECTION 4.06.  Limitation on Incurrence of Indebtedness and Issuance of
                  Preferred Stock.............................................48
SECTION 4.07.  Limitation on Restricted Payments..............................51
SECTION 4.08.  Limitation on Liens............................................55

SECTION 4.09.  Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries...........................55
SECTION 4.10.  Limitation on Issuances and Sales of Equity Interests in
                  Restricted Subsidiaries.....................................57
SECTION 4.11.  Additional Note Guarantees.....................................58
SECTION 4.12.  Repurchase of Notes upon a Change of Control...................58
SECTION 4.13.  Limitation on Asset Sales......................................60
SECTION 4.14.  Transactions with Affiliates...................................62
SECTION 4.15.  Business Activities............................................64
SECTION 4.16.  Designation of Restricted and Unrestricted Subsidiaries........64
SECTION 4.17.  Financial Reports..............................................66
SECTION 4.18.  Reports to Trustee.............................................67
SECTION 4.19.  Impairment of Security Interest; Further Assurances............68

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01.  Consolidation, Merger or Sale of Assets of the Company.........68
SECTION 5.02.  Consolidation, Merger or Sale of Assets of Playboy.............70
SECTION 5.03.  Consolidation, Merger or Sale of Assets of Subsidiary
                  Guarantors..................................................71

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default..............................................72
SECTION 6.02.  Acceleration...................................................74
SECTION 6.03.  Other Remedies.................................................74
SECTION 6.04.  Waiver of Past Defaults........................................74
SECTION 6.05.  Control by Majority............................................74
SECTION 6.06.  Limitation on Suits............................................75
SECTION 6.07.  Rights of Holders to Receive Payment...........................75
SECTION 6.08.  Collection Suit by Trustee.....................................75
SECTION 6.09.  Trustee May File Proofs of Claim...............................76
SECTION 6.10.  Priorities.....................................................76
SECTION 6.11.  Restoration of Rights and Remedies.............................76
SECTION 6.12.  Undertaking for Costs..........................................77
SECTION 6.13.  Rights and Remedies Cumulative.................................77
SECTION 6.14.  Delay or Omission Not Waiver...................................77
SECTION 6.15.  Waiver of Stay, Extension or Usury Laws........................77

                                    ARTICLE 7
                                   THE TRUSTEE

SECTION 7.01.  General........................................................78
SECTION 7.02.  Certain Rights of Trustee......................................78

SECTION 7.03.  Individual Rights of Trustee...................................79
SECTION 7.04.  Trustee's Disclaimer...........................................80
SECTION 7.05.  Notice of Default..............................................80
SECTION 7.06.  Reports by Trustee to Holders..................................80
SECTION 7.07.  Compensation and Indemnity.....................................80
SECTION 7.08.  Replacement of Trustee.........................................81
SECTION 7.09.  Successor Trustee by Merger....................................82
SECTION 7.10.  Eligibility....................................................82
SECTION 7.11.  Money Held in Trust............................................83

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

SECTION 8.01.  Discharge of Company's Obligations.............................83
SECTION 8.02.  Legal Defeasance...............................................84
SECTION 8.03.  Covenant Defeasance............................................85
SECTION 8.04.  Application of Trust Money.....................................86
SECTION 8.05.  Repayment to Company...........................................86
SECTION 8.06.  Reinstatement..................................................87

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Amendments Without Consent of Holders..........................87
SECTION 9.02.  Amendments With Consent of Holders.............................90
SECTION 9.03.  Effect of Consent..............................................92
SECTION 9.04.  Trustee's Rights and Obligations...............................92
SECTION 9.05.  Conformity with Trust Indenture Act............................93
SECTION 9.06.  Payments for Consents..........................................93

                                   ARTICLE 10
                              SECURITY ARRANGEMENTS

SECTION 10.01.  Security......................................................93
SECTION 10.02.  Release of Collateral upon Sale of Assets.....................93
SECTION 10.03.  Release of Collateral upon Release of Guarantee...............95
SECTION 10.04.  Release upon Payment or Defeasance............................95
SECTION 10.05.  Suits with Respect to Collateral..............................96
SECTION 10.06.  Limitation on Duty of Trustee with Respect to the
                   Collateral.................................................96

                                   ARTICLE 11
                                   GUARANTEES

SECTION 11.01.  The Guarantees................................................97
SECTION 11.02.  Guarantee Unconditional.......................................97
SECTION 11.03.  Discharge; Reinstatement......................................98

SECTION 11.04.  Waiver by the Guarantors......................................98
SECTION 11.05.  Subrogation and Contribution..................................98
SECTION 11.06.  Stay of Acceleration..........................................98
SECTION 11.07.  Limitation on Amount of Guarantee.............................98
SECTION 11.08.  Execution and Delivery of Guarantee...........................99
SECTION 11.09.  Release of Guarantee..........................................99
SECTION 11.10.  State Law Provisions..........................................99

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act of 1939..................................101
SECTION 12.02.  Noteholder Communications; Noteholder Actions................101
SECTION 12.03.  Notices......................................................102
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent...........102
SECTION 12.05.  Statements Required in Certificate or Opinion................103
SECTION 12.06.  Payment Date Other Than a Business Day.......................103
SECTION 12.07.  Governing Law................................................103
SECTION 12.08.  No Adverse Interpretation of Other Agreements................103
SECTION 12.09.  Successors...................................................104
SECTION 12.10.  Duplicate Originals..........................................104
SECTION 12.11.  Separability.................................................104
SECTION 12.12.  Table of Contents and Headings...............................104
SECTION 12.13.  No Liability of Directors, Officers, Employees,
                   Incorporators, Members and Stockholders...................104

                                    EXHIBITS

EXHIBIT A   Form of Note
EXHIBIT B   Form of Supplemental Indenture
EXHIBIT C   Restricted Legend
EXHIBIT D   DTC Legend
EXHIBIT E   Regulation S Certificate
EXHIBIT F   Rule 144A Certificate
EXHIBIT G   Institutional Accredited Investor Certificate
EXHIBIT H   Certificate of Beneficial Ownership
EXHIBIT I   Temporary Offshore Global Note Legend

      INDENTURE, dated as of March 11, 2003, between PEI Holdings, Inc., a Delaware corporation, as the Company, the Guarantors party hereto and Bank One, N.A., a national banking association, as Trustee.

                                    RECITALS

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $115,000,000 aggregate principal amount of the Company's 11% Senior Secured Notes due 2010 and Exchange Notes to be issued in exchange therefor as provided herein (together with, if and when issued, any Additional Notes and Exchange Notes issued in exchange therefor as provided herein, the "Notes"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

      In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantee of such Guarantor, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

      This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

      For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, (to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person), or Indebtedness otherwise assumed by such specified Person in connection with an acquisition of assets from any other Person.

      "Additional Notes" means any Notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

      "Administrative Agent" means Bank of America, N.A., as administrative agent under the Credit Agreement or a successor agent or administrative agent.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise (it being understood that Playboy TV -- Latin America, LLC is not an Affiliate of Playboy on the date of this Indenture as a result of its ownership and governance structure as in effect on the date of this Indenture). For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar, Paying Agent or Authenticating Agent.

      "Agent Member" means a member of, or a participant in, the Depositary.

      "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights including by way of merger or consolidation; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Playboy or the Company will be governed by Section 4.12 and/or Article 5 and not by the provisions of Section 4.13; and (2) the issuance of Equity Interests by any of Playboy's Restricted Subsidiaries or the sale by Playboy or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

            (2) a transfer of assets between or among Playboy and its Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Restricted Subsidiary to Playboy or to another Restricted Subsidiary of Playboy;

            (4) an issuance of Common Stock of Playboy.com to holders of Playboy.com Series A Preferred Stock or pursuant to the exercise of warrants outstanding on the date of this Indenture, in each case, as required by the terms thereof as in effect on the date of this Indenture;

            (5) the sale, lease or license of assets or rights in the ordinary course of business consistent with past practice;

            (6) the sale of obsolete or worn-out assets;

            (7) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

            (8) the granting of Liens not prohibited by this Indenture;

            (9) the sale or other disposition of cash or Cash Equivalents or other marketable securities (other than any marketable securities issued by any Subsidiary of Playboy);

            (10) any sale or other disposition of Equity Interests in or Indebtedness or other securities of an Unrestricted Subsidiary; and

            (11) a Restricted Payment or Permitted Investment that is not prohibited by Section 4.07.

      "Asset Sale Offer" has the meaning assigned to such term in Section
4.13(d).

      "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, (i) in the case of a capital lease, the Capital Lease Obligation in respect thereof, or (ii) in all other cases, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Authenticating Agent" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

      "Bankruptcy Default" has the meaning assigned to such term in Section
6.01.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function.

Unless the context otherwise provides, "Board of Directors" refers to the Board of Directors of Playboy.

      "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of Playboy and remains in full force and effect as of the date of its certification.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

      "Califa Agreement" means the Asset Purchase Agreement, dated as of June 29, 2001, among Playboy, Califa Entertainment Group, Inc., V.O.D., Inc., Steven Hirsch, Dewi James and William Asher.

      "Califa Obligation" means any obligation of Playboy, the Company or any Restricted Subsidiary pursuant to or arising in connection with the Califa Agreement or any related agreement, in each case, as amended from time to time.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that the foregoing expressly excludes any deferred compensation, phantom equity or similar benefit plan.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

      "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit H.

      "Certificated Note" means a Note in registered individual form without interest coupons.

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Playboy and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company or Playboy;

            (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of all classes of Voting Stock of Playboy, provided that the Principal and his Related Parties are the Beneficial Owner of less than 50% of the total voting power of all classes of Voting Stock of Playboy;

            (4) the first day on which a majority of the members of the board of directors of Playboy are not Continuing Directors;

            (5) the Company or Playboy consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or Playboy, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Playboy or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or Playboy outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

            (6) the Principal and his Related Parities and Affiliates are, or become, the Beneficial Owners, directly or indirectly, of more than 90% of the total capital stock of Playboy; or

            (7) Playboy ceases to own directly or indirectly 100% of the Equity Interests of the Company other than the Hefner Securities.

      "Clearstream" means Clearstream Banking Luxembourg S.A. and its successors.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral" means any and all assets and rights and interest in or to the property of the Company and each Guarantor, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Security Documents.

      "Collateral Requirement" means the requirement that:

            (1) all documents and instruments, including Uniform Commercial Code financing statements and Mortgages, required by law to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens as valid Liens with the priority set forth in the Security Documents and the Intercreditor Agreement, free of any other Liens except for Permitted Liens, shall have been filed, registered or recorded; and

            (2) the Trustee shall have received, with respect to each Mortgaged Property, counterparts of a Mortgage duly executed and delivered by the record owner of such Mortgaged Property, a lender's title insurance policy insuring the lien of each Mortgage, an existing survey of the Mortgaged Property and the Opinions of Counsel required pursuant to Section 4.18(c).

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

      "Company" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

            (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, to the extent properly characterized as interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, provided that any amount of interest of a Restricted Subsidiary, if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income shall be excluded; plus

            (3) non-cash imputed interest expense on the deferred acquisition price of assets to the extent that such expense was deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense, to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period; provided that this exclusion shall not apply to restructuring reserves and the accretion of the liquidation preference and mandatory redemption price on the Playboy.com Series A Preferred Stock pursuant to the terms thereof as in effect on the date of this Indenture) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice; minus

            (6) investments in programming; minus

            (7) cash expenses that relate to restructuring reserves other than restructuring reserves taken on or prior to December 31, 2002;

in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Playboy shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Playboy only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Playboy by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

            (4) the cumulative effect of a change in accounting principles shall be excluded.

      "Continuing Directors" means, with respect to any specified Person, as of any date of determination, any member of the board of directors of who

            (1) was a member of such board of directors on the date of this Indenture; or

            (2) was nominated for election or elected to such board of directors with the approval of (a) a majority of the Continuing Directors who were members of such board at the time of such nomination or election or (b) the Principal or a Related Party of the Principal.

      "Corporate Trust Office" means the office of the Trustee at which this Indenture is principally administered, which at the date of this Indenture is located at 1 Bank One Plaza, Chicago, Illinois 60670, Attention: Corporate Trust Administration, except that for purposes of Section 4.02, it shall mean the office of the Trustee located at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041.

      "Covenant Defeasance" has the meaning assigned to such term in Section
8.03.

      "Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, among the Company, each lender from time to time party thereto and the Administrative Agent providing for revolving credit borrowing and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and any Hedging Obligations owing to the lenders thereunder and their affiliates, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "date of this Indenture" means March 11, 2003.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Depositary" means the depositary of each Global Note, which will initially be DTC.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of the redemption thereof at the option of the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent that such Capital Stock is (either mandatorily or at the option of the issuer thereof) redeemable solely with, or exchangeable solely for, any Equity Interests of Playboy that are not Disqualified Stock; provided, however, that only the portion of Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date will be deemed to be Disqualified Stock; provided further that, if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of Playboy or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security will not constitute Disqualified Stock solely because it may be required to be repurchased by Playboy or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

      "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of Playboy or the Company.

      "DTC" means The Depository Trust Company, a New York corporation, and its successors.

      "DTC Legend" means the legend set forth in Exhibit D.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offer and sale of Equity Interests (other than Disqualified Stock) of Playboy for cash (other than offers and sales relating to any employee benefit plan of Playboy).

      "Euroclear" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

      "Event of Default" has the meaning assigned to such term in Section 6.01.

      "Excess Proceeds" has the meaning assigned to such term in Section 4.13.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Exchange Notes" means the Notes issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Liquidated Damages will be eliminated).

      "Exchange Offer" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

      "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

      "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Playboy and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; provided that (a) any amount of interest of a Restricted Subsidiary, if the net income of such Restricted Subsidiary is excluded in the calculation of Net Income, and (b) non-cash imputed interest expense on the deferred acquisition price of assets to the extent that the obligation represented by such imputed interest is either required to be or at the option of Playboy or such Restricted Subsidiary, as the case may be, may be satisfied solely through the issuance of Equity Interests of Playboy that are not Disqualified Stock shall be excluded; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests paid solely in Equity Interests of Playboy (other than Disqualified Stock), (ii) dividends paid to Playboy or any of its Restricted Subsidiaries, (iii) dividends and the accretion of the liquidation preference and mandatory redemption price on the Playboy.com Series A Preferred Stock pursuant to the terms thereof as in effect on the date of this indenture and (iv) dividends on the Hefner Securities permitted pursuant to Section 4.07(b)(9), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Foreign Subsidiary" means any Restricted Subsidiary of Playboy other than a Domestic Restricted Subsidiary.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

      "Global Note" means a Note in registered global form without interest coupons.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantors" means:

            (1) Playboy and

            (2) each direct or indirect Domestic Restricted Subsidiary of Playboy that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns unless and until such Guarantors are released from the Note Guarantees pursuant to this Indenture.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      "Hefner Securities" means (i) preferred stock of the Company with an aggregate liquidation preference of $26,735,490.69 issued in exchange for promissory notes of Playboy.com outstanding on the date of this Indenture and
(ii) Equity Securities of Playboy (other than Disqualified Stock) issued in exchange therefor.

      "Holder" or "Noteholder" means the registered holder of any Note.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in clauses (1), (2), (4) and (6) of this paragraph and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations or Attributable Debt;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title or the completing of such services excluding any obligation to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of Playboy that are not Disqualified Stock; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

      In addition, the term "Indebtedness" includes

            (1) all Indebtedness of others secured by a Lien on any asset of the specified Person whether or not such Indebtedness is assumed by the specified Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset as of the date of determination and (B) the amount of such Indebtedness, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person;

            (2) obligations of such Person and its Restricted Subsidiaries to repay Disqualified Stock; and

            (3) the liquidation preference of all preferred stock of any of such Person's Restricted Subsidiaries other than the Playboy.com Series A Preferred Stock and the Hefner Securities.

      The amount of any Indebtedness outstanding as of any date shall be:

            (1) with respect to any contingent obligation included as Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

            (2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

            (3) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

            (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this indenture, as amended or supplemented from time to time.

      "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

      "Initial Notes" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

      "Initial Purchasers" means Banc of America Securities LLC and Lazard Freres & Co. LLC.

      "Institutional Accredited Investor Certificate" means a certificate substantially in the form of Exhibit G hereto.

      "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among the Administrative Agent, the Trustee, Playboy, the Company and Playboy's Domestic Restricted Subsidiaries in existence as of the date hereof.

      "interest", in respect of the Notes, unless the context otherwise requires, refers to interest and Liquidated Damages, if any.

      "Interest Payment Date" means each March 15 and September 15 of each year, commencing September 15, 2003.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons, including Affiliates, in the forms of loans, including Guarantees or other obligations, advances or capital contributions (excluding commission, travel and similar advances to officers, employees, customers and suppliers made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c).

      "Issue Date" means the date on which the Original Notes are originally issued under this Indenture.

      "Legal Defeasance" has the meaning assigned to such term in Section 8.02.

      "Leverage Ratio" means, on any date (the "transaction date"), the ratio of

            (x) the sum of consolidated Indebtedness of Playboy and its Restricted Subsidiaries to

            (y) the aggregate amount of Consolidated Cash Flow of Playboy for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "reference period").

            In making the foregoing calculation,

            (1) any Indebtedness, Disqualified Stock or preferred stock to be repaid or redeemed on the transaction date will be excluded; and

            (2) pro forma effect (determined in accordance with Regulation S-X under the Securities Act) will be given to

                  (A) the creation, designation or redesignation of Restricted
            Subsidiaries and Unrestricted Subsidiaries,

                  (B) the acquisition or disposition of companies, divisions or lines of businesses by Playboy and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                  (C) the discontinuation of any discontinued operations

      that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages owed to the Holders pursuant to a Registration Rights Agreement.

      "Mortgaged Property" means all "Mortgaged Property" and/or "Trust Property" as defined in any Mortgage and subject to any such Mortgage.

      "Mortgages" means, collectively, (i) the Secured Priority Deed and Trust with Assignment of Rents, Security Agreement and fixture filing dated as of the Issue Date from Playboy Enterprises International, Inc., a Delaware corporation, to Fidelity National Title Insurance Company for the benefit of the Trustee with respect to 10236 Charing Cross Road, Holmby Hills, California and (ii) any additional mortgage, deed of trust or similar instrument entered into by the Company or any Guarantor from time to time after the Issue Date to provide a security interest for the benefit of the Trustee and the Holders of the Notes.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or

      (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      "Net Proceeds" means the aggregate proceeds in cash or Cash Equivalents received by Playboy or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither Playboy nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness,
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any Indebtedness of Playboy or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Playboy or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

      "Note Guarantee" means the Guarantee of the Notes by a Guarantor pursuant to this Indenture.

      "Notes" has the meaning assigned to such term in the Recitals.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offer to Purchase" has the meaning assigned to such term in Section 3.04.

      "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

      "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer, any executive vice president, any senior vice president, or any vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

      "Offshore Global Note" means a Global Note representing Notes offered and sold in offshore transactions in reliance on Regulation S.

      "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to Playboy or any of its Subsidiaries and who, in the case of any such opinion required to be delivered to the Trustee which is provided by outside counsel, is reasonably acceptable to the Trustee.

      "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

      "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

      "Permanent Offshore Global Note" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

      "Permitted Business" means any business conducted or proposed to be conducted (as described in the offering memorandum dated March 6, 2003 relating to the Notes) by Playboy, the Company and their Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related, complementary or ancillary thereto.

      "Permitted Investments" means:

            (1) any Investment in Playboy, the Company or a Restricted Subsidiary of Playboy;

            (2) any Investment in Cash Equivalents and, in the case of any Subsidiary of Playboy that was not formed under the laws of the United States or any state thereof or the District of Columbia, Investments in short-term instruments substantially similar to Cash Equivalents and customarily used in the country in which such Subsidiary is located;

            (3) any Investment by Playboy or any Restricted Subsidiary of Playboy in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of Playboy and a Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Playboy, the Company, a Wholly-Owned Restricted Subsidiary of Playboy that is a Guarantor or Playboy.com or any of its Wholly-Owned Restricted Subsidiaries;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

            (5) any Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Playboy;

            (6) Hedging Obligations;

            (7) any Investments made solely to fund Playboy's 1997 deferred compensation plan for non-employee directors or any successor plan approved by the Board of Directors of Playboy;

            (8) any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or joint venture partner;

            (9) receivables owing to Playboy, the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Playboy, the Company or such Restricted Subsidiary deems reasonable under the circumstances;

            (10) Investments in joint ventures to which Playboy, the Company or a Restricted Subsidiary is party on the date of this Indenture, in an aggregate amount not to exceed $2.5 million;

            (11) Investments in a Person received solely in exchange for (a) licenses to intellectual property (other than an exclusive license or licenses to use in the United States or a majority of states or states incorporating a majority of the population of the United States thereof
      (i) the Playboy name or Rabbit Head Design for all or substantially all of its current uses, (ii) all or substantially all of the video and film library owned by Playboy and its Subsidiaries for all or substantially all of its current uses or (iii) all or substantially all of the image library owned by Playboy and its Subsidiaries for all or substantially all of its current uses) or (b) other property (excluding cash or Cash Equivalents) in an aggregate amount in the case of clause (b) not to exceed $5.0 million;

            (12) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

            (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of this Indenture, not to exceed $5.0 million.

      "Permitted Liens" means:

            (1) Liens on the assets (other than Primary Collateral) of the Company and any Guarantor securing Obligations under or with respect to Credit Facilities (including interest, fees, costs and expenses and including Hedging Obligations owing to the lenders thereunder and their Affiliates), provided that the aggregate principal amount of such Obligations (excluding interest, fees, costs and expenses thereon) so secured does not exceed $30 million;

            (2) Liens securing the Notes or any Note Guarantee;

            (3) Liens in favor of the Company or any Guarantor;

            (4) Liens on property or assets of a Person existing at the time such Person is acquired by, merged with or into or consolidated with Playboy or any of its Restricted Subsidiaries; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Playboy or the Restricted Subsidiary;

            (5) Liens on property or assets existing at the time of acquisition thereof by Playboy or any of its Restricted Subsidiaries, provided that such Liens were not entered into in contemplation of such acquisition and do not extend to any property other than the property or assets so acquired;

            (6) Liens existing on the date of this Indenture;

            (7) any attachment or judgment Lien not constituting an Event of Default;

            (8) Liens upon real or personal property acquired after the date of this Indenture; provided that (a) such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of the property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, completion of construction or commencement of full operation of such property or assets or to refinance any such Indebtedness previously so secured; (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and (c) such Lien must not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

            (9) Liens on the assets of the Company and any Guarantor securing Indebtedness permitted by Section 4.06 which Liens (x) do not extend to any assets other than the Collateral and (y) rank equally in right of payment with or are junior to the Liens securing the Notes; provided that any Liens on the Primary Collateral securing Obligations under or with respect to the Credit Facilities must be junior to the Liens securing the Notes;

            (10) Liens of taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and subject to appropriate reserves in conformity with GAAP;

            (11) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Playboy and its Restricted Subsidiaries;

            (12) Liens incurred in the ordinary course of business of Playboy or any Restricted Subsidiary of Playboy with respect to obligations that do not exceed $10.0 million at any one time outstanding;

            (13) extensions, renewals or replacements of any Liens referred to in clauses (4), (5), (6) or (8) of this definition in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Indebtedness," the amount secured by such Lien is not increased;

            (14) Liens, bonds and deposits to secure the performance of statutory obligations, bids, trade contracts and leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including bonds in connection with sweepstakes);

            (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods and other similar Liens arising in the ordinary course of business;

            (16) leases and subleases granted to third Persons not materially interfering with the ordinary course of business of Playboy and its Restricted Subsidiaries taken as a whole;

            (17) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security laws or regulations;

            (18) deposits made in the ordinary course of business to secure liability to insurance carriers;

            (19) licensing agreements for use of intellectual property entered into in the ordinary course of business;

            (20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Playboy and its Restricted Subsidiaries in the ordinary course of business;

            (21) Liens securing Hedging Obligations entered into for the purpose of managing interest rate risk with respect to the Credit Facilities or the Notes which are otherwise permitted under this Indenture;

            (22) any Lien arising as a result of the sale of an option pursuant to Section 4.14(b)(4);

            (23) Liens on any item of Product or rights in Product to the extent securing residuals, deferments or participations payable by Playboy or any

      Restricted Subsidiary of Playboy relating exclusively to such items of Product or rights in Product; and

            (24) Liens on any asset relating to any item of Product or rights in Product acquired by Playboy or any of its Restricted Subsidiaries granted in accordance with customary industry practice in favor of any lender or financier financing any or all of the development, acquisition or production costs of such item of Product or in favor of any person guaranteeing the completion of production or delivery of such item of Product, provided the Lien is and will remain confined to the same Product or rights in Product so acquired.

      "Permitted Refinancing Indebtedness" means any Indebtedness of Playboy or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Playboy or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by Playboy, the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Playboy" means Playboy Enterprises, Inc., a Delaware corporation, or any successor obligor under this Indenture and its Guarantee pursuant to Section 5.02.

      "Playboy.com" means Playboy.com, Inc., a Delaware corporation.

      "Playboy Mansion" means the property located at 10236 Charing Cross Road, Holmby Hills, California.

      "Pledge Agreements" means, collectively, each pledge agreement now or hereafter delivered by Playboy or any of its Restricted Subsidiaries, whereby such Person pledges to the Trustee, as security for such Person's Obligations under the Notes and for such Person's liabilities under any applicable Note Guarantee, 100% of such Person's interests in the Equity Interests of each Domestic Restricted Subsidiary or 65% of such Person's interests in the Equity Interests of each first-tier Subsidiary that is a Foreign Subsidiary.

      "Primary Collateral" means all Trademarks (as defined in the Security Documents) owned as of the date of this Indenture or hereafter acquired by the Company or any of the Guarantors.

      "Principal" means Hugh M. Hefner or the Hugh M. Hefner 1991 Trust, acting by its trustees, or in the event of Hugh M. Hefner's death, the Hugh M. Hefner 1991 Trust and its successor trusts, acting by their trustees; the estate of Hugh M. Hefner, acting by its personal representatives; the Hugh M. Hefner Foundation, acting by its directors; the beneficiaries of the Hugh M. Hefner 1991 Trust and its successor trusts; the beneficiaries of the estate of Hugh M. Hefner; or the heirs at law or descendants of Hugh M. Hefner or trusts created for their benefit.

      "principal" of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such
Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

      "Product" means any still or motion pictures, films, videos, movies, sound recordings, script or similar audio, print or visual media of communication in use now, in the past or in the future or any elements thereof in which Playboy or any Restricted Subsidiary of Playboy has any proprietary or financial interest including merchandising rights related thereto.

      "Register" has the meaning assigned to such term in Section 2.09.

      "Registrar" means a Person engaged to maintain the Register.

      "Registration Rights Agreement" means (i) the Registration Rights Agreement dated on or about the Issue Date by and among the Company, Playboy, the Subsidiary Guarantors listed on the signature pages thereof and the Initial Purchasers with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the other parties thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Certificate" means a certificate substantially in the form of Exhibit E hereto.

      "Related Party" means:

            (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or spouse, descendant, or beneficiary of any Principal; or

            (2) the Hugh M. Hefner 1991 Trust and its successor trusts, acting by their trustees; the Hugh M. Hefner Foundation; any other trust established by a Principal for the primary benefit of the Principal or his or her spouse, descendants, or heirs at law; any other charitable foundation created by Hugh M. Hefner; and any corporation, partnership, limited liability company, or other entity, the stockholders, partners, members, owners, or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such Persons referred to in the immediately preceding clause (1).

      "Responsible Officer" means any officer assigned by the Trustee to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Legend" means the legend set forth in Exhibit C.

      "Restricted Payment" has the meaning assigned to such term in Section
4.07.

      "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary, it being understood that the Company shall be a Restricted Subsidiary of Playboy at all times that it is a Subsidiary of Playboy.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

      "Securities Act" means the Securities Act of 1933.

      "Security Agreements" means, collectively, each security agreement now or hereafter executed by Playboy and any of its Domestic Restricted Subsidiaries pursuant to which such Person grants to the Trustee, as security for the Obligations hereunder or under the Notes, a Lien on substantially all of its personal property.

      "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages and all other agreements, instruments and documents now or hereafter executed and delivered in connection with this Indenture pursuant to which Liens are granted or purported to be granted to the Trustee in Collateral securing all or part of the Obligations hereunder or under the Notes, each at the time of its execution in form and substance reasonably satisfactory to the Trustee.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

      "Significant Restricted Subsidiary" means any Restricted Subsidiary that would, or group of Restricted Subsidiaries that would, taken together, be a "significant subsidiary" as defined in Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantors" means each Guarantor, other than Playboy.

      Temporary Offshore Global Note" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

      "Temporary Offshore Global Note Legend" means the legend set forth in
Exhibit I.

      "Trustee" means the party named as trustee in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

      "Trust Indenture Act" means the Trust Indenture Act of 1939.

      "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Notes offered and sold in reliance on Rule 144A.

      "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

      "Unrestricted Subsidiary" means any Subsidiary of Playboy that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with Playboy or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Playboy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Playboy or such Restricted Subsidiary;

            (3) is a Person with respect to which neither Playboy nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Playboy or any of its Restricted Subsidiaries; and

            (5) has at least one director on its Board of Directors that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Playboy or any of its Restricted Subsidiaries.

      Any designation of a Restricted Subsidiary of Playboy as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Playboy as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company shall be in default of such Section.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

            (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (2) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

            (3) all references to Recitals, Sections or Articles or Exhibits refer to Recitals, Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

            (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

            (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                                    THE NOTES

      SECTION 2.01. Form, Dating and Denominations. (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.

The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

      (b) (1) Except as otherwise provided in Section 2.01(c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend on the face thereof.

            (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend on the face thereof.

            (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend on the face thereof.

            (4) Initial Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

            (5) Initial Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

            (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

      (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a
Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

            (2) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

      (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

      SECTION 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

      (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

      (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

            (i) Initial Notes for original issue in the aggregate principal amount not to exceed $115,000,000,

            (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

            (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

            (1) Receipt by the Trustee of an Officers' Certificate specifying

                  (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

                  (B) whether the Notes are to be Initial Notes or Additional
            Notes or Exchange Notes,

                  (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

                  (D) whether the Notes are to be issued as one or more Global
            Notes or Certificated Notes, and

                  (E) other information the Company may determine to include or the Trustee may reasonably request.

            (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

            (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

      SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

      (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

      SECTION 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

      SECTION 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

            (1) Notes cancelled by the Trustee or delivered to it for cancellation;

            (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

            (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

      (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

      SECTION 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

      SECTION 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

      SECTION 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

      SECTION 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

      (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

            (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

            (3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

            (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or
      (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

      (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

      (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

            (x) no transfer or exchange will be effective until it is registered in such register and

            (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

      From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

      No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

      (e) (1) Global Note to Global Note. If a beneficial interest in a Global
Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

            (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

            (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and
      (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

      SECTION 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

      (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

               A                                        B                      C
U.S. Global Note                       U.S. Global Note                      (1)
U.S. Global Note                       Offshore Global Note                  (2)
U.S. Global Note                       Certificated Note                     (3)
Offshore Global Note                   U.S. Global Note                      (4)
Offshore Global Note                   Offshore Global Note                  (1)
Offshore Global Note                   Certificated Note                     (5)
Certificated Note                      U.S. Global Note                      (4)
Certificated Note                      Offshore Global Note                  (2)
Certificated Note                      Certificated Note                     (3)

            (1) No certification is required.

            (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

            (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

            (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

            (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

      (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

            (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

            (2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

      Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

      (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

      SECTION 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

      (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the

Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

      (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

      (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

                                    ARTICLE 3
                          REDEMPTION; OFFER TO PURCHASE

      SECTION 3.01. Optional Redemption. At any time and from time to time on or after March 15, 2007, the Company may redeem the Notes, in whole or in part, at a redemption price (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date:

                         12-month period
                           commencing
                            March 15
                             in Year         Percentage
                       -------------------   ----------
                       2007                      105.50%
                       2008                      102.75%
                       2009 and thereafter       100.00%

      Except pursuant to Section 3.02, the Notes will not be redeemable at the Company's option prior to March 15, 2007.

      SECTION 3.02. Redemption with Proceeds of Equity Offering. At any time prior to March 15, 2006, the Company may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principle amount of the Notes (including Additional Notes, if any) at a redemption price of 111.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date with the net cash proceeds of one or more Equity Offerings, provided that

      (a) not less than 65% of the aggregate principal amount of the Notes (including Additional Notes, if any, and excluding Notes held by Playboy and its Subsidiaries) remains outstanding immediately thereafter;

      (b) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering; and

      (c) any such redemption shall be for at least $20 million aggregate principal amount of Notes.

      SECTION 3.03. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are to be redeemed at any time, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. No Notes of $1,000 or less shall be redeemed in part. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by first class mail by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder whose Notes are to be redeemed at such Holder's registered address at least 30 days but not more than 60 days before the redemption date. Notices of redemption may not be conditional.

      (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

            (1) the redemption date;

            (2) the redemption price, including the portion thereof representing any accrued interest;

            (3) the place or places where Notes are to be surrendered for redemption;

            (4) that Notes called for redemption must be so surrendered in order to collect the redemption price;

            (5) that, on the redemption date, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

            (6) if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed and that, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

            (7) that, if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

      (c) Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption. Upon surrender of any Note redeemed in part, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.

      SECTION 3.04. Offer to Purchase. (a) An "Offer to Purchase" means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the "offer") sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      (b) The offer must include or state the following as to the terms of the Offer to Purchase:

            (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

            (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the "purchase amount");

            (3) the purchase price, including the portion thereof representing accrued interest;

            (4) an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date;

            (5) that a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

            (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

            (7) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

            (8) that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

            (9) that on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

            (10) that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

            (11) that (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and
      (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (2) if the Notes are not so listed, on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

            (12) that, if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

            (13) that, if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

      (c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

      (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

                                    ARTICLE 4
                                    COVENANTS

      SECTION 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

      (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

      (c) The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.

      (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

      SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      SECTION 4.03. Existence. Playboy will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that Playboy is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Playboy and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.13 or Article 5.

      SECTION 4.04. [Intentionally omitted.]

      SECTION 4.05. Maintenance of Properties and Insurance. (a) Playboy will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Playboy may be necessary so that the business of Playboy and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents Playboy or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Playboy, desirable in the conduct of the business of Playboy and its Restricted Subsidiaries taken as a whole.

      (b) Playboy will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Playboy and its Restricted Subsidiaries are then conducting business.

      SECTION 4.06. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Playboy will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if, after giving effect to such incurrence, the Leverage Ratio for Playboy's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been no greater than 5.0 to 1.0 but greater than zero.

      (b) Clause (a) of this Section will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof); provided that the aggregate principal amount at any one time outstanding thereunder including, without limitation, Hedging Obligations owing to the lenders thereunder and their affiliates (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Playboy and its Restricted Subsidiaries thereunder) does not exceed $30 million plus interest, fees, costs and expenses, less the aggregate amount of all Net Proceeds of Asset Sales applied by Playboy or any of its Restricted Subsidiaries to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.13;

            (2) the incurrence by Playboy or any Restricted Subsidiary of the Existing Indebtedness other than Indebtedness described under clauses (6),
      (7), (8), (10) or (14) of this Section 4.06(b);

            (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes) and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes (excluding any Additional Notes) and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

            (4) the incurrence by Playboy or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Playboy or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $2.5 million at any time outstanding;

            (5) the incurrence by Playboy or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.06(a) or clauses (2), (3), (4), (5), (11) or (13) of this Section
      4.06(b);

            (6) the incurrence by Playboy or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Playboy and any of its Restricted Subsidiaries; provided, however, that:

                  (A) if the Company or any Guarantor is the obligor on such
            Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

                  (B) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than Playboy or a Restricted Subsidiary thereof and
            (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Playboy or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Playboy or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

            (7) the incurrence by Playboy or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes;

            (8) the incurrence by Playboy or any of its Restricted Subsidiaries of Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit in respect of workmen's compensation claims or self-insurance or supporting performance, bid, surety, appeal and similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets (other than a Guarantee of Indebtedness of the Person acquiring any such business or assets); provided that the Indebtedness is not reflected on Playboy's consolidated balance sheet as a liability;

            (9) Indebtedness of Playboy or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are promptly deposited to defease the Notes;

            (10) the guarantee by the Company or any of the Guarantors of Indebtedness of Playboy or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

            (11) Acquired Debt, provided that such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of Playboy and, after giving effect to the Incurrence thereof, Playboy could Incur at least $1.00 of Indebtedness under the Leverage Ratio first set forth above;

            (12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $2.0 million;

            (13) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $10.0 million; and

            (14) the issuance of the Hefner Securities.

      For purposes of determining compliance with this Section 4.06, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or to later reclassify such item of Indebtedness, in any manner that complies with this Section 4.06. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) or (2) of Section 4.06(b).

      The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.06; provided, in each such case, that the amount thereof is included in Fixed Charges of Playboy as accrued. The payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.06; provided, in each such case, that the amount thereof is included in Fixed Charges of Playboy as accrued to the extent required by the definition thereof.

      SECTION 4.07. Limitation on Restricted Payments.

      (a) Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of Playboy's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Playboy or any of its Restricted Subsidiaries) or to the direct or indirect holders of Playboy's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than

      (a) dividends, payments or distributions payable in Equity Interests of Playboy (other than Disqualified Stock) and (b) dividends or distributions payable to Playboy or any of its Restricted Subsidiaries);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Playboy or any of its Subsidiaries) any Equity Interests of Playboy, any direct or indirect parent of Playboy or any Subsidiary of Playboy (other than a Restricted Subsidiary of Playboy) held by a Person other than Playboy or one of its Restricted Subsidiaries;

            (3) make any voluntary or optional payment on or with respect to, or voluntarily or optionally purchase, redeem, defease or otherwise acquire or retire any Indebtedness that is subordinated to the Notes or the Note Guarantees;

            (4) make any payment on or with respect to any Califa Obligation other than (i) payments consisting of Equity Interests (other than Disqualified Stock) of Playboy and (ii) payments on or with respect to Califa Obligations that are, pursuant to the terms of the Califa Agreement as in effect as of the date of this Indenture, (A) due during the year ended December 31, 2003, (B) due during the year ended December 31, 2004 or (C) required to be paid in cash; or

            (5) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

            (A) no Default or Event of Default shall have occurred and be continuing; and

            (B) Playboy would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.06(a); and

            (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Playboy and its Restricted Subsidiaries on or after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (9) of Section 4.07(b)), is less than the sum, without duplication, of:

                  (i) (x) 100% of the Consolidated Cash Flow of Playboy for the
            period (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Playboy's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment, less (y) 150% of cumulative Fixed Charges for the portion of such period ending on or prior to December 31, 2004 and 160% of cumulative Fixed Charges for the portion of such period ending after such date; plus

                  (ii) 100% of the aggregate net cash proceeds received by
            Playboy since the date of this Indenture from the issue or sale of Equity Interests of Playboy, other than Disqualified Stock, or from the issuance and sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Playboy that have been converted into or exchanged for such Equity Interests, other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Playboy; plus

                  (iii) the cash return after the date of this Indenture (not included in Consolidated Cash Flows) with respect to any Restricted Investment that was made after the date of this Indenture that is sold for cash or otherwise liquidated or repaid for cash; plus

                  (iv) to the extent that any Unrestricted Subsidiary is
            redesignated as a Restricted Subsidiary after the date of this Indenture, the fair market value of such Subsidiary as of the date of such redesignation.

      (b) Section 4.07(a) will not prohibit, so long as no Default has occurred and is continuing or would be caused thereby in the case of clauses (6), (9) and
(10):

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of (a) any principal or interest on the Hefner Securities, (b) any subordinated Indebtedness of the Company or any Guarantor or (c) any Equity Interests of Playboy or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds from the substantially concurrent sale or issuance (other than to a Subsidiary of Playboy) of, or otherwise in exchange for, Equity Interests of Playboy (other than Disqualified Stock);

      provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(ii) of Section 4.07(a);

            (3) the conversion of Playboy.com Series A Preferred Stock into Playboy.com Common Stock pursuant to the terms thereof as in effect on the date of this Indenture;

            (4) the defeasance, redemption, repurchase or other acquisition, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, of subordinated Indebtedness of the Company or any Guarantor;

            (5) the payment of any dividend by a Restricted Subsidiary of Playboy to the holders of its common Equity Interests on a pro rata basis;

            (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Playboy or any Restricted Subsidiary of Playboy held by (a) any member of Playboy's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee benefit plan for employees, directors or former directors, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period, with any unused portion available for future periods;

            (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

            (8) the mandatory redemption of any of the shares of Playboy.com Series A Preferred Stock held by ACTV, Inc. as of the date of this Indenture at the option of the holder thereof pursuant to the terms thereof as in effect on the date of this Indenture;

            (9) the payment of dividends on the Hefner Securities pursuant to the terms thereof as contemplated by the Exchange Agreement dated March 11, 2003 by and among Hugh M. Hefner, Playboy.com, the Company and Playboy; and

            (10) any other Restricted Payments in an amount not to exceed $2.5 million in the aggregate.

      (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Playboy or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture. In determining whether any Restricted Payment is permitted by this Section 4.07, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (10) of Section 4.07(b) or among such categories and the types of Restricted Payments set forth in Section 4.07(a); provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under this Section 4.07.

      SECTION 4.08. Limitation on Liens. Playboy will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

      SECTION 4.09. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

      (a) Except as provided in paragraph (b), Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to Playboy or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Playboy or any of its Restricted Subsidiaries;

            (2) make loans or advances to Playboy or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to Playboy or any of its Restricted Subsidiaries.

      (b) Clause (a) above will not apply to encumbrances or restrictions existing under or by reason of:

            (1) Existing Indebtedness or other agreements as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in such Existing Indebtedness or other agreements, as applicable, as in effect on the date of this Indenture;

            (2) the Credit Agreement as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, as in effect on the date of this Indenture;

            (3) this Indenture, the Notes, the Note Guarantees and the Security Documents;

            (4) applicable law or any rule, regulation or order;

            (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Playboy or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

            (8) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (10) any instrument governing Indebtedness of Foreign Restricted Subsidiaries incurred pursuant to Section 4.06(b)(12);

            (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (13) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

            (14) any instrument governing Indebtedness of any Guarantor; and

            (15) at any time when any Hefner Securities of the Company are outstanding, any restriction contained in the certificate of incorporation of the Company for the benefit of such securities.

      SECTION 4.10. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.

      (a) Playboy will not, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Playboy to any Person (other than Playboy or a Wholly Owned Restricted Subsidiary of Playboy), unless:

            (1) such issuance, transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary, and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.13;

            (2) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale.

            (3) the sale or issuance is of Capital Stock representing directors qualifying shares or Capital Stock required by law to be held by a Person other than Playboy or a Restricted Subsidiary; or

            (4) such issuance is of the Hefner Securities.

      (b) Notwithstanding the foregoing, Playboy.com may issue Playboy.com Series A Preferred Stock and Common Stock to holders of Playboy.com Series A Preferred Stock as required by the terms thereof as in effect on the date of this Indenture.

      SECTION 4.11. Additional Note Guarantees.

      (a) If Playboy or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary on or after the date of this Indenture, then that newly acquired or created Domestic Restricted Subsidiary shall become a Guarantor, execute a supplemental indenture, become party to such Security Documents and deliver to the Trustee such documents as are reasonably necessary ( as determined pursuant to an Officers' Certificate) to grant to the Trustee (and permit the Trustee to perfect) a Lien on all assets and rights and interests in the property, real or personal, tangible or intangible, of such Person (to the same extent contemplated by the Security Documents in effect on the date of this Indenture) and deliver an Opinion of Counsel to the Trustee, to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions), within 20 Business Days of the date on which it was acquired or created.

      (b) In the event Playboy.com becomes a Wholly Owned Restricted Subsidiary after the date of this Indenture, Playboy.com and each of its Domestic Restricted Subsidiaries shall become a Guarantor, execute a supplemental indenture, become party to such Security Documents and deliver to the Trustee such documents as are reasonably necessary to grant to the Trustee (and permit the Trustee to perfect) a Lien on all assets and rights and interests in the property, real or personal, tangible or intangible, of such Person (to the same extent contemplated by the Security Documents in effect on the date of this Indenture) and deliver an Opinion of Counsel to the Trustee, to the effect that the supplemental indenture has been duly authorized, executed and delivered by Playboy.com and each of its Domestic Restricted Subsidiaries and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions), within 20 Business Days of the date it became a Wholly Owned Restricted Subsidiary.

      SECTION 4.12. Repurchase of Notes upon a Change of Control.

      (a) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase (the "Change of Control Offer") Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in the notice.

Pursuant to the Change of Control Offer, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (the "Change of Control Payment Date").

      (b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such conflict.

      (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      (d) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. Unless the Company defaults on the Change of Control Payment, any Note accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

      (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in clauses (a) through (d) of this Section 4.12 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      SECTION 4.13. Limitation on Asset Sales.

      (a) Playboy will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) Playboy (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value is determined by the Board of Directors and, if the fair market value is in excess of $2.5 million, evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

            (3) at least 75% of the consideration therefor received by Playboy or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                  (A) any liabilities (as shown on Playboy's most recent
            consolidated balance sheet), of Playboy or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases Playboy or such Restricted Subsidiary from further liability; and

                  (B) any securities, notes or other obligations received by
            Playboy or any such Restricted Subsidiary from such transferee that are converted by Playboy or such Restricted Subsidiary into cash or Cash Equivalents within 90 days of receipt (to the extent of the cash received in that conversion);

      provided, that the 75% requirement referred to above in this clause (3) will not apply to any Asset Sale in which the cash portion of such consideration received therefor on an after tax basis, determined in accordance with this clause (3), is equal to or greater than what the after tax net proceeds would have been had such transaction complied with the 75% requirement.

      (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may, at its option and to the extent it selects, apply such Net Proceeds:


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

            (1) to permanently repay Indebtedness incurred under the Credit Agreement that is secured by the Collateral and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Proceeds thereof are pledged as Collateral under the Security Documents substantially simultaneously with such acquisition in accordance with the requirements of this Indenture;

            (3) to make a capital expenditure in or that is used or useful in a Permitted Business (to the extent such capital expenditure is capitalized on Playboy's consolidated balance sheet in accordance with GAAP);

            (4) to acquire other long-term assets in or that are used or useful in a Permitted Business; or

            (5) any combination of the foregoing;

provided that the Company may not apply more than 50% of the net proceeds from any Asset Sale involving the sale of the Playboy Mansion pursuant to clause (2),
(3), (4) or (5) of this Section 4.13(b).

      (c) Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Notwithstanding the foregoing, the Company and the Guarantors may not apply any of the net proceeds from any Asset Sale involving all or substantially all of Playboy's and its Subsidiaries' interest in the Playboy or Rabbit Head Design trademarks pursuant to any of the clauses above, but shall be required to make an Asset Sale Offer with such proceeds.

      (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (c) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes and secured by Collateral to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise


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

prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.

      SECTION 4.14. Transactions with Affiliates.

      (a) Subject to clause (b) of this Section 4.14, Playboy will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to Playboy or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Playboy or such Restricted Subsidiary with an unrelated Person; and

            (2) the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Playboy or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of clause (a) of this
Section 4.14.

            (1) transactions between or among Playboy and/or its Restricted Subsidiaries;

            (2) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business to Persons who are not otherwise Affiliates of Playboy or any of its Restricted Subsidiaries;

            (3) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, and in any case in an aggregate amount outstanding not exceeding $2.0 million at any time;

            (4) sale of an option to a Principal pursuant to which a Principal or Related Party has the right to purchase the Playboy Mansion and items of personal property located at the Playboy Mansion, if

                  (A) the exercise price thereof is determined

                        (i) in accordance with the provisions of clause (a) of
                  this Section 4.14,

                        (ii) pursuant to another third-party appraisal process
                  approved by a majority of the independent directors of Playboy or

                        (iii) pursuant to a right of first refusal mechanism and
                  equal to or greater than the amount of a bona fide offer made by a Person that is not an Affiliate of Playboy or any of its Restricted Subsidiaries, which offer has been approved by a majority of the independent directors of Playboy;

            provided, however, that following the occurrence of a Default or Event of Default or a default or event of default under the Credit Agreement, the right of such Principal or Related Party to exercise such option (or to close the purchase, if the occurrence took place after the exercise of such option) shall be based only upon a third-party appraisal process approved by a majority of the independent directors of Playboy; and

                  (B) following the occurrence of a Default or Event of Default or a default or event of default under the Credit Agreement, such option expires after the 30-day period immediately following the delivery to such Principal or Related Party of a notice from the agent under the Credit Agreement or the Trustee and, if such Principal or Related Party exercises such option during the 30-day period, such Principal or Related Party shall have an additional 90 days after the exercise of the option to complete the purchase of the Playboy Mansion;

            (5) Restricted Payments that are permitted by Section 4.07; and

            (6) transactions pursuant to the Playboy Mansion West Lease Agreement between Playboy and Hugh Hefner or the Hefner Securities, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Playboy and its Restricted Subsidiaries than those in effect on the date of this Indenture.

      SECTION 4.15. Business Activities. Playboy will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Playboy and its Restricted Subsidiaries taken as a whole.

      SECTION 4.16. Designation of Restricted and Unrestricted Subsidiaries.

      (a) Subject to clauses (b) and (c) of this Section 4.16, the Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall

            (1) the business currently operated by Playboy.com and its Subsidiaries be transferred to or held by an Unrestricted Subsidiary or

            (2) the Company be designated as an Unrestricted Subsidiary.

      (b) If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Playboy and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      (c) Any designation pursuant to this Section 4.16 shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Playboy of any


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

outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if

            (1) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

            (2) no Default or Event of Default would have occurred and be continuing following such designation.

      (d) (1) A Subsidiary previously designated an Unrestricted Subsidiary which at any time fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (f).

            (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

      (e) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

            (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

            (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

            (3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

            (4) it is released at that time from its Note Guarantee, if any; and

            (5) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

      (f) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

            (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of
      Section 4.10 or Section 4.13;

            (2) Investments therein previously charged under Section 4.07 will be credited thereunder;

            (3) it may be required to issue a Note Guarantee pursuant to Section 4.11; and

            (4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

      (g) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

      SECTION 4.17. Financial Reports. (a) Whether or not required by the Commission, so long as any Notes are outstanding, Playboy will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Playboy were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Playboy's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if Playboy were required to file such reports.

      In addition, whether or not required by the Commission, Playboy will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      (b) For so long as any of the Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the Holders of the Notes, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, it being understood that so long as the requirements of Rule 12h-5


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

under the Exchange Act are satisfied, filings by Playboy with the Commission will satisfy such requirement.

      (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

      (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 4.18. Reports to Trustee.

      (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

      (b) The Company will deliver to the Trustee, as soon as practicable and in any event within 30 days after the Company becomes aware of any Default or Event of Default, an Officers' Certificate setting forth the details of the Default or Event of Default, and the action which the Company proposes to take with respect thereto.

      (c) The Company shall furnish to the Trustee:

            (i) promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that, in the opinion of such counsel, this Indenture has been properly recorded and filed so as to make effective the Liens intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Liens effective; and

            (ii) within three months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Security Documents, financing statements, continuation statements or other instruments or documents as is necessary to maintain the Lien of the Security Documents and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien, to the extent such opinion is required by Section 314(b) of the Trust Indenture Act.

      (d) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

      SECTION 4.19. Impairment of Security Interest; Further Assurances. (a) Neither Playboy nor any of its Restricted Subsidiaries will take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Noteholders in contravention of the provisions of this Indenture.

      (b) Playboy and each of its Restricted Subsidiaries will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Trustee may reasonably request, to cause the Collateral Requirement to be and remain satisfied, all at the Company's expense.

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

      SECTION 5.01. Consolidation, Merger or Sale of Assets of the Company.

      (a) The Company will not directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person; unless:

            (A) either:

                  (i) the Company is the surviving corporation; or

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (C) immediately after such transaction no Default or Event of Default exists;

            (D) Playboy will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.06(a);

            (E) immediately after such transaction, Playboy will own 100% of the equity interests of the Company (or the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made), excluding the Hefner Securities; and

            (F) the Trustee is provided with an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent in this
      Section 5.01 have been performed or met.

      (b) The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      For purposes of this covenant, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      (c) Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by the Company (other than by lease) of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in accordance with this Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes. In the event of any such transfer (other than a transfer of less than all of the properties and assets of the Company and its Subsidiaries, taken as a whole), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

      SECTION 5.02. Consolidation, Merger or Sale of Assets of Playboy.

      (a) Playboy may not, directly or indirectly:

            (1) consolidate or merge with or into another Person (whether or not Playboy is the surviving corporation); or

            (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Playboy, in one or more related transactions, to another Person; unless:

            (A) either:

                  (i) Playboy is the surviving corporation; or

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than Playboy) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (B) the Person formed by or surviving any such consolidation or merger (if other than Playboy) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Playboy under its Guarantee, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (C) immediately after such transaction no Default or Event of Default exists;

            (D) Playboy or the Person formed by or surviving any such consolidation or merger (if other than Playboy) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.06(a);

            (E) immediately after such transaction, Playboy or the Person formed by or surviving any such consolidation or merger (if other than

      Playboy) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made will own 100% of the equity interests of the Company other than the Hefner Securities; and

            (F) the Trustee is provided with an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent in this
      Section 5.02 have been performed or met.

      (b) Playboy may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      For purposes of this covenant, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of Playboy, which property or assets, if held by Playboy instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Playboy on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of Playboy.

      (c) Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition by Playboy (other than by lease) of all or substantially all of the properties and assets of Playboy, in accordance with this Section 5.02, the successor corporation formed by such consolidation or into which Playboy is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Playboy under this Indenture and its Guarantee. In the event of any such transfer (other than a transfer of less than all of the properties and assets of Playboy and its Subsidiaries, taken as a whole), the predecessor Playboy shall be released and discharged from all liabilities and obligations in respect of this Indenture and its Guarantee, and the predecessor Playboy may be dissolved, wound up or liquidated at any time thereafter.

      SECTION 5.03. Consolidation, Merger or Sale of Assets of Subsidiary Guarantors.

      (a) Each Subsidiary Guarantor will not, directly or indirectly:

            (1) consolidate or merge with or into another Person, other than the Company, Playboy or another Subsidiary Guarantor or

            (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor, in one or more related transactions, to another Person other than to the Company, Playboy or another Subsidiary Guarantor, unless:

            (A) immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing;

            (B) either:

                  (i) such Subsidiary Guarantor is the surviving Person or the
            Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee; or

                  (ii) such sale or other disposition, including the application of the Net Proceeds therefrom, complies with this Indenture; and

            (C) the Trustee is provided with an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent in this
      Section 5.03 have been performed or met.

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 consecutive days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

            (2) default in payment when due of the principal of, or premium, if any, on the Notes;

            (3) failure by Playboy or any of its Restricted Subsidiaries to make a Change of Control Offer or thereafter accept and pay for Notes validly tendered as required by Section 4.12 or 4.13 or to comply with Article 5;

            (4) failure by Playboy or any of its Restricted Subsidiaries for 60 days after notice to comply in any material respect with any of the other agreements in this Indenture or the Security Documents;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Playboy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Playboy or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

            (6) failure by Playboy or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $7.5 million, excluding amounts covered by insurance under applicable policies, which judgments are not paid, discharged or stayed for a period of 60 days;

            (7) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

            (8) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Guarantor; and

            (9) (A) an involuntary case or other proceeding is commenced against Playboy or any of its Significant Restricted Subsidiaries with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against Playboy or any of its Significant Restricted Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or (B) Playboy or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Playboy or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of Playboy or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in this clause (9) a "Bankruptcy Default")

      SECTION 6.02. Acceleration.

      In the case of an Event of Default arising from a Bankruptcy Default with respect to the Company or Playboy, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee may, and the Trustee at the request of the Holders of at least 25% in principal amount of the then outstanding Notes shall, declare all the Notes to be due and payable. Upon such a declaration, the principal of and interest on the Notes shall be immediately due and payable.

      SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

      SECTION 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive any existing Default or Event of Default and its consequences. Upon such waiver, the Default or Event of Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

      SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee


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may refuse to follow any direction that conflicts with law or this Indenture or any of the Security Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

      SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or any of the Security Documents, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

            (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

            (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

      SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary in this Indenture, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection,


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

including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

      SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, or upon collection of any amounts pursuant to any Security Document, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

            First: to the Trustee for all amounts under Section 7.07;

            Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Third: to the Company or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

      The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

      SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason,


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or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

      SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company or any Guarantor, a suit by a Holder pursuant to Section 6.07 to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

      SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

      SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each


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Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                   THE TRUSTEE

      SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

      (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

      SECTION 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

            (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.


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

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel conforming to
      Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

            (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

            (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

      SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

            (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after


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      delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

            (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

      SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

      SECTION 7.05. Notice of Default. If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, a trust committee of directors or one or more Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

      SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2003, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

      SECTION 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee's agents and counsel.


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      (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

      (c) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes. Any compensation or expense incurred by the Trustee after a default is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law, to the extent permitted by law. The provisions of this Section
7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      SECTION 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

            (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

            (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes


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

      charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

      (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

      (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

      SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

      SECTION 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a


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combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

      SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

      SECTION 8.01. Discharge of Company's Obligations. (a) Subject to paragraph
(b), this Indenture shall cease to be of further effect as to all Notes and Note Guarantees issued hereunder, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (1) either:

                  (A) all Notes that have been authenticated (except lost,
            stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;


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

            (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

            (5) The Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      (b) After satisfying the conditions in Section 8.01(a)(1)(A), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in Section 8.01(a)(1)(B), only the Company's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture other than the surviving obligations specified in this
Section 8.01(b).

      SECTION 8.02. Legal Defeasance. After the 91st day following the deposit referred to in clause (1) below, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied (hereinafter "Legal Defeasance"):

            (1) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company has specified whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

                  (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of


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
      such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) no Default has occurred and is continuing either (a) on the date of such deposit or (b) insofar as Bankruptcy Defaults are concerned, at any time in the period ending on the 91st day after the date of the deposit;

            (4) the Legal Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

      SECTION 8.03. Covenant Defeasance. After the 91st day following the deposit referred to in clause (1) of Section 8.02, the Company's and the Guarantors' obligations set forth in Sections 4.06 through 4.16, inclusive, 5.01(a)(D) and 5.02(a)(D), will terminate, and clauses (3), (4), (5), (6), (7)
and (8) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied (hereinafter, "Covenant Defeasance"):

            (1) The Company has complied with clauses (1), (3), (5) and (6) of
      Section 8.02;

            (2) the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for


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

      federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would otherwise have been the case.

            (3) the Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

            (4) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

      Except as specifically stated above, none of the Company's obligations under this Indenture will be discharged.

      SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the cash or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

      SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee or Paying Agent will promptly pay to the Company upon request at any time and from time to time any cash or U.S. Government Obligations held by the Trustee or Paying Agent as provided in Section 8.04 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, and the Trustee or Paying Agent will thereupon be relieved from all liability with respect to such money. The Trustee and the Paying Agent will pay to the Company upon request any cash and U.S. Government Obligations (including the proceeds thereof) held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee and the Paying Agent may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such cash and U.S. Government Obligations (including the proceeds thereof), notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of cash and U.S. Government Obligations (including the proceeds thereof) will be repaid to the Company. After payment to the Company, Holders entitled to payment with respect to the Notes or the Note Guarantees must look solely to the Company for payment, unless applicable law


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designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money will cease.

      SECTION 8.06. Reinstatement. If and for so long as the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes will be reinstated as though no deposit in trust had been made pursuant to Section 8.01,
8.02 or 8.03, until such time as the Trustee or Paying Agent is permitted to apply such cash and U.S. Government Obligations in accordance with Sections 8.01, 8.02 and 8.03, as the case may be. If the Company makes any payment of principal of or interest on any Notes following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held in trust.

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01. Amendments Without Consent of Holders.

      (a) The Company and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents or the Intercreditor Agreement without notice to or the consent of any Noteholder to

            (1) cure any ambiguity, defect or inconsistency in this Indenture, the Notes, the Security Documents or the Intercreditor Agreement, including conforming this Indenture to the description of the Notes in the offering memorandum relating to the Notes;

            (2) provide for uncertificated Notes in addition to or in place of Certificated Notes;

            (3) provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

            (4) evidence and provide for the acceptance of appointment of a successor Trustee;

            (5) provide for the issuance of Additional Notes in accordance with this Indenture;


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

            (6) provide for the issuance of a Note Guarantee with respect to the Notes;

            (7) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

            (8) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

      (b) (A) The Trustee shall (and is hereby authorized to) amend or supplement the Intercreditor Agreement or any of the Security Documents or enter into one or more additional or replacement security documents or intercreditor agreements, or amend or supplement one or more additional or replacement security documents or intercreditor agreements (collectively, the "Intercreditor Documentation") upon receipt of an Officers' Certificate stating that such amendments, supplements, replacements or additional Intercreditor Documentation is necessary to give effect to the granting of a Permitted Lien:

            (i) ranking senior to the Liens securing the Notes or any Note Guarantee ("Note Lien") to the extent contemplated by the Intercreditor Agreement or any Intercreditor Documentation reflecting identical terms, provided such senior Liens are permitted either by paragraph (1) or by paragraph (12) of the definition of "Permitted Liens" (and the terms of Section 3.7 of the Intercreditor Agreement, or comparable terms in any Intercreditor Documentation, shall be given effect in connection therewith) ("Priority Liens");

            (ii) ranking equally and ratably with the Liens securing the Notes, provided such equal and ratable Liens are permitted by any of paragraph
      (1) or paragraph (9) or paragraph (12) of the definition of "Permitted Liens" (and such other contractual adjustments as shall be necessary to establish such equal and ratable status shall be effected) ("Parity Liens"); or

            (iii) ranking junior to the Liens Securing the Notes, provided such junior Liens are permitted by any of paragraph (1) or paragraph (9) or paragraph (12) of the definition of "Permitted Liens" ("Subordinated Liens");

provided that the Trustee shall not be required to execute any such document on terms which, in the Trustee's reasonable opinion, would expose the Trustee to or create any liability for which the Trustee is not, in its sole discretion, adequately compensated or indemnified; provided further that no such amendment, supplement or additional agreement shall adversely affect the rights of the holders


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

of the Notes in any other respect with respect to the Collateral. Prior to the execution and delivery by the Trustee of any such amendment, supplement or additional agreement, the Trustee shall be entitled to receive an Officers' Certificate from the Company, in a form reasonably satisfactory to it, which shall designate whether the Permitted Lien shall be a Priority Lien, a Parity Lien or a Subordinated Lien and shall include (where appropriate) calculations establishing that such Permitted Lien is permitted by the terms of this Indenture and an Opinion of Counsel stating that such amendments, supplements or additional agreements are authorized or permitted by this Indenture and comply with this Section 9.01(b). The Trustee shall be fully protected in relying on any such Officers' Certificate and Opinion of Counsel, subject to Sections 7.01 and 7.02 of this Indenture.

      For the avoidance of doubt, the Trustee and each Noteholder by accepting a Note agrees that (i) the Note Liens and the Parity Liens on any Collateral (other than Primary Collateral) are, as set forth in the Intercreditor Agreement or any Intercreditor Documentation, subordinate in ranking to all present and future Priority Liens, (ii) the Note Liens upon any and all Collateral shall be of equal ranking with all Parity Liens, (iii) the Note Liens will be senior in ranking to all Subordinated Liens and (iv) any Person holding a Parity Lien (or a collateral agent on its behalf) shall be granted a perfected security interest in all Collateral pursuant to security documents on terms comparable to those granted to the Trustee and any such person shall have the independent right to take action with respect to Collateral pursuant to Intercreditor Documentation on terms comparable to those granted to the Trustee under the Intercreditor Agreement, mutatis mutandis.

      (B) Notwithstanding (i) anything to the contrary contained in the Intercreditor Documentation or any document or agreement evidencing or controlling the terms of the Indebtedness in respect of Liens, (ii) the time, order or method of attachment of the Note Liens, the Priority Liens, the Parity Liens or the Subordinated Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral, (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, (vi) that any Priority Lien may not have been perfected or (vii) any other circumstance of any kind or nature whatsoever, consistent with the foregoing:

      (1) The Note Liens and the Parity Liens will in all circumstances be subordinate in ranking to all Priority Liens, whenever granted upon any present or future Collateral (other than Primary Collateral);


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

      (2) The Note Liens will in all circumstances be of equal ranking with all Parity Liens, whenever granted with respect to any Indebtedness secured by Parity Liens;

      (3) The Note Liens will in all circumstances be senior to all Indebtedness Secured by Subordinated Liens, whenever granted on any present or future Collateral.

      The provisions set forth in this Section 9.01(b)(B) are intended to be effective among the holders of Note Liens, Priority Liens, Parity Liens and Subordinated Liens notwithstanding the Trustee's failure or refusal to execute any amendment, supplement, replacement or additional Intercreditor Documentation otherwise complying with Section 9.01(b)(A), and the holders of such Liens shall be entitled to rely upon the terms set forth in this Section 9.01(b)(B) as a third party beneficiary.

      (C) Each Noteholder, by accepting a Note, agrees that (i) no consent of the Holders of the Notes is required in connection with effectuating any of the foregoing, including, without limitation, in connection with the Trustee's actions related to the execution, delivery and performance of any and all amendments, supplements, replacements or additional Intercreditor Documentation consistent with the terms set forth above, and to the terms of such amended, supplemented, replacement or additional Intercreditor Documentation set forth in this Section 9.01(b), and (ii) the Trustee shall have no liability in connection with actions taken in furtherance of the foregoing, subject to Section 7.01(c) of this Indenture.

      SECTION 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or clause (b) of this Section 9.02, the Company and the Trustee may amend this Indenture, the Notes, the Security Documents or the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder)

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;


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

            (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (provided that this clause (2) does not apply to amendment or waiver of the provisions of Section 4.12 or Section 4.13, amendments and waivers with respect to which are subject to Section 9.02(c), below);

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);

            (5) make any Note payable in money other than U.S. dollars;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

            (7) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

            (8) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture (it being understood that amendments or waivers of Section 5.01(a)(D) may be made with the consent of the Holders of at least a majority in outstanding principal amount of the Notes); or

            (9) make any change in the preceding amendment and waiver provisions,

      (c) The Company, the Guarantors and the Trustee may not amend or supplement this Indenture to change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.13 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.12, including, in each case changing or modifying any definition relating thereto, or grant any waiver of the foregoing provisions, without the consent of Holders of at least 66 2/3% of the outstanding principal amount of the Notes.


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

      (d) Except as otherwise provided in this Indenture or the Security Documents, without the consent of holders of at least 66 2/3% of the outstanding principal amount of the Notes, no amendment may release any Guarantor from its obligations under its Note Guarantee, change any Note Guarantee in any manner that adversely affects the rights of any Holder of Notes under such Note Guarantee in any material respect or release all or substantially of the Collateral from the Liens created by the Security Documents.

      (e) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver; it is sufficient if their consent approves the substance thereof.

      (f) An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

      SECTION 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

      (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

      SECTION 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or


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waiver that affects the Trustee's own rights, duties or immunities under this
Indenture.

      SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

      SECTION 9.06. Payments for Consents. Playboy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10
                              SECURITY ARRANGEMENTS

      SECTION 10.01. Security. (a) In order to secure the Obligations of the Company under this Indenture, the Company will execute and deliver to the Trustee on or prior to the Issue Date each Security Document to which it is or is to be a party and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral. In order to secure the Obligations of each Guarantor under its Note Guarantee and this Indenture, each Guarantor will execute and deliver to the Trustee prior to the Issue Date each Security Document to which it is or is to be a party and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral.

      (b) The Company and the Guarantors shall comply with all covenants and agreements contained in the Security Documents.

      (c) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the provisions of the Security Documents and the Intercreditor Agreement.

      (d) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under this Indenture and the Notes.

      SECTION 10.02. Release of Collateral upon Sale of Assets. (a) Upon the sale, transfer or other disposition of any cash, accounts receivable, notes


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receivable or inventory ("Working Capital Assets") in the ordinary course of business by the Company or any Guarantor to any Person other than Playboy or any Restricted Subsidiary, or upon the making of any cash payments by the Company or any Guarantor in the ordinary course of business to any person other than Playboy or any Restricted Subsidiary, the Lien of this Indenture and the Security Documents on any such cash, accounts receivable or inventory shall be automatically released; provided that the sale, transfer or other disposition or payment does not violate this Indenture, the Security Documents or the Intercreditor Agreement. The Company shall deliver to the Trustee on each June 15 and December 15 a certificate to the effect that all such dispositions of Working Capital Assets during the immediately preceding six-month period were in the ordinary course of business and that the disposition and the application of the proceeds thereof were in compliance with the provisions of this Indenture.

      (b) Notwithstanding the foregoing, the Lien of this Indenture, the Security Documents and the Intercreditor Agreement will not be released if any sale, transfer or other disposition of Collateral is made as part of a transaction that is governed by Section 5.01 or Section 5.02.

      (c) [Intentionally omitted.]

      (d) Upon the request of the Company to the Trustee pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes and the Note Guarantees under any one or more of the following circumstances:

                  (i) to enable Playboy or any Restricted Subsidiary to
            consummate any sale, conveyance or other disposition of any assets or rights (other than Working Capital Assets disposed of pursuant to Section 10.02(a)) in compliance with Section 4.13 (or in a transaction not subject to Section 4.13) to any Person other than Playboy or a Restricted Subsidiary; provided that the Lien of this Indenture and the Security Documents will not be released pursuant to this Section 10.02(d)(i) if such sale, conveyance or other disposition is made as part of a transaction governed by Section
            5.01 or Section 5.02;

                  (ii) in respect of assets subject to a Permitted Lien pursuant to clause (8), and clause (13) only as it relates to clause (8), of the definition of Permitted Liens in Section 1.01;

                  (iii) pursuant to an amendment, waiver or supplement effected in accordance with Article 9; and


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

                  (iv) as otherwise permitted pursuant to the Security
            Documents.

Any Officers' Certificate requesting a release of Collateral under Section 10.02(d)(i) shall state that the proposed sale, conveyance or other disposition is in compliance with Section 4.13(a) and Section 4.13(b) or is exempt therefrom.

      (e) Any release of Collateral in accordance with the provisions of this Indenture, the Security Documents and the Trust Indenture Act will not be deemed to impair the security under this Indenture, and any engineer or appraiser may rely on this Section 10.02(e) in delivering a certificate requesting release so long as all other provisions of this Indenture and the Trust Indenture Act with respect to such release have been complied with.

      (f) The Trustee shall, upon any release of Collateral in accordance with this Section 10.02, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release as shall reasonably be requested by the Company or any Guarantor to evidence the release of such Collateral.

      (g) To the extent applicable and not otherwise provided herein or by an exemption therefrom pursuant to relief from the Staff of the Commission, the Company and each obligor on the Notes shall comply with Section 314(d) of the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made with respect to the Company by an Officer and with respect to any Guarantor by an officer or managing member thereof, except where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, in which case such engineer, appraiser or other expert shall be selected by the Company or such Guarantor. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 and by Section 315 of the Trust Indenture Act, conclusively rely on any such certificate or opinion

      SECTION 10.03. Release of Collateral upon Release of Guarantee. Subject to compliance with the Trust Indenture Act, in the event that any Guarantor is released from its Guarantee in accordance with Section 11.09, then the Liens of this Indenture and the Security Documents by such Guarantor shall be automatically released and the Trustee shall execute all such instruments as shall be requested by the Company to release all the Collateral as to which a security interest has been granted pursuant to the Security Documents by such Guarantor.

      SECTION 10.04. Release upon Payment or Defeasance. In the event that (x)
(i) all of the Obligations under this Indenture, the Notes and the Security Documents have been paid, (ii) the Notes have been discharged pursuant to
Section 8.01, (iii) the Notes have been legally defeased pursuant to Section
8.02 or (iv) the covenants of the Notes have been defeased pursuant to Section 8.03,


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

and (y) the Company delivers an Officer's Certificate to that effect to the Trustee, then the Liens of the Security Documents on the Collateral shall be automatically released and the Trustee shall execute all such instruments as shall be requested by the Company to release all the Collateral as to which a security interest has been granted pursuant to this Indenture and the Security Documents (other than any Collateral pledged as part of the trust required to defease or discharge the Notes).

      SECTION 10.05. Suits with Respect to Collateral. Each Holder agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Company, any Guarantor or any other obligor under this Indenture, any Note or other Security Documents (including, without limitation, the exercise of any right of set-off, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings or otherwise commence any remedial procedures, with respect to any Collateral, without the prior written consent of the Trustee if and to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Security Documents upon any Collateral (and prior to taking any such action, a Holder shall be required to deliver to the Trustee a written opinion of counsel to the effect that the institution or prosecution of the action, or entry of judgment thereon, will not result in the surrender, impairment, waiver or loss of the Lien of the Security Documents upon any Collateral). In no event shall the Trustee commence any foreclosure action with respect to the Playboy Mansion until the Administrative Agent, any agent in connection with any other Credit Facility or the Trustee has provided the Option Notice (as defined in the Credit Agreement as in effect on the date hereof, or such other Credit Facility, provided that the definition thereof is no less favorable to Noteholders than the definition in the Credit Agreement as in effect on the date hereof) to the Company and any Principal or Related Party entitled to exercise the option described in Section 4.14(b)(4) as provided in Section 7.05 of the Credit Agreement or in such other Credit Facility, and such Principal or Related Party has had an opportunity to exercise such option as provided by the terms of the Credit Agreement or such other Credit Facility.

      SECTION 10.06. Limitation on Duty of Trustee with Respect to the Collateral. The powers conferred on the Trustee hereunder with respect to the Collateral are solely to protect its and the Holders' interest in the Collateral and shall not impose any duty on it to exercise any such powers, except as specifically required by this Indenture and subject to Section 7.01 hereof. It is expressly agreed that the Trustee shall have no responsibility for initiating any action to preserve rights against any parties with respect to any Collateral, except as expressly provided in this Indenture.


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                                   ARTICLE 11
                                   GUARANTEES

      SECTION 11.01. The Guarantees. Subject to the provisions of this Article 11, each Guarantor hereby fully and unconditionally guarantees, jointly and severally, on a senior secured basis, the full and punctual payment when due (whether at Stated Maturity, upon redemption, purchase pursuant to a Change of Control Offer or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment when due of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount when due, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

      SECTION 11.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

            (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

            (2) any modification or amendment of or supplement to this Indenture or any Note;

            (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

            (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

            (5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

            (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

            Each Subsidiary Guarantor, by its execution hereof, acknowledges and agrees that it receives substantial benefits from the Company and that such Subsidiary Guarantor is providing its Note Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services.

      SECTION 11.03. Discharge; Reinstatement. Each Guarantor's obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

      SECTION 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

      SECTION 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 11, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation or any right to receive payment in the nature of contribution or otherwise from any other Guarantor with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

      SECTION 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

      SECTION 11.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article 11, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

      SECTION 11.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit
B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

      SECTION 11.09. Release of Guarantee. The Note Guarantee of a Subsidiary Guarantor will be released

            (a) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Playboy or a Subsidiary of Playboy, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.13;

            (b) if Playboy properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

            (c) if such Subsidiary Guarantor disposes of all of its assets in compliance with Section 4.13 and then liquidates or dissolves.

      Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

      SECTION 11.10. State Law Provisions. Without limiting the generality, scope or meaning of any of the foregoing or any other provision of this Indenture, each Guarantor:

            (a) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and certain other rights and defenses available to such Guarantor under California law;

            (b) waives all rights of subrogation, reimbursement, indemnification, and contribution and all other rights and defenses that are or may become available by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

            (c) waives all rights and defenses arising out of an election of remedies by the Trustee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

            (d) waives all rights and defenses that such Guarantor may have because the Company's debt is secured by real property, which means, among other things, that:

                  (i) the Trustee may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the Company; and

                  (ii) if the Trustee forecloses on any real property collateral pledged by the Company:

                        (A) the amount of the debt may be reduced only by the
                  price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                        (B) the Trustee may collect from such Guarantor even if
                  the Trustee, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Company;

            (e) waives the protections of Nevada's one action rule or NRS
      40.430;

            (f) waives all rights and defenses, if any, now or hereafter arising under the laws of the State of Illinois, which are the same as or similar to the rights and defenses waived as described above.

      These waivers and acknowledgments constitute an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Company's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                                   ARTICLE 12
                                  MISCELLANEOUS

      SECTION 12.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

      SECTION 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company, the Guarantors and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor any Guarantor nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

      (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

            (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

      (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d) of this Section 12.02, a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

      (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

      SECTION 12.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

      if to the Company or any Guarantor:

            PEI Holdings, Inc.
            680 N. Lake Shore Drive
            Chicago, Illinois  60611
            Fax: (312) 266-2042
            Attention: General Counsel

      if to the Trustee:

            Bank One, N.A.
            1 Bank One Plaza
            Mail Code IL10430
            Chicago, Illinois  60670-0430
            Fax: (312) 336-8840
            Attention: Global Corporate Trust Services/George N. Reaves

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

      (c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

      SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

      SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

            (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based;

            (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with,

provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

      SECTION 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

      SECTION 12.07. Governing Law. This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed in such state.

      SECTION 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, Playboy or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

      SECTION 12.09. Successors . All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind the Trustee's successor.

      SECTION 12.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 12.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      SECTION 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

      SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        PEI HOLDINGS, INC.
                                        as Issuer


                                        By:   /s/ Robert Campbell
                                              ----------------------------------
                                              Name:  Robert Campbell
                                              Title: Treasurer

                                        BANK ONE, N.A.
                                        as Trustee


                                        By:   /s/ George N. Reaves
                                              ----------------------------------
                                              Name:  George N. Reaves
                                              Title: Vice President

                                        PLAYBOY ENTERPRISES, INC.
                                        as Guarantor


                                        By:   /s/ Robert Campbell
                                              ----------------------------------
                                              Name:  Robert Campbell
                                              Title: Senior Vice President,
                                                     Treasurer

                                        ADULTVISION COMMUNICATIONS, INC.
                                        AFTER DARK VIDEO, INC.
                                        AL ENTERTAINMENT, INC.
                                        ALTA LOMA DISTRIBUTION, INC.
                                        ALTA LOMA ENTERTAINMENT, INC.
                                        IMPULSE PRODUCTIONS, INC.
                                        INDIGO ENTERTAINMENT, INC.
                                        ITASCA HOLDINGS, INC.
                                        LAKE SHORE PRESS, INC.
                                        LIFESTYLE BRANDS, LTD.
                                        MYSTIQUE FILMS, INC.
                                        PLAYBOY GAMING NEVADA, I NC.
                                        PLAYBOY GAMING UK, LTD.
                                        PLAYBOY CLUB OF HOLLYWOOD, INC.
                                        PLAYBOY CLUB OF NEW YORK, INC.
                                        PLAYBOY CLUBS INTERNATIONAL, INC.
                                        PLAYBOY CRUISE GAMING, INC.
                                        PLAYBOY GAMING INTERNATIONAL, LTD.
                                        PLAYBOY OF LYONS, INC.
                                        PLAYBOY JAPAN, INC.
                                        PLAYBOY MODELS, INC.
                                        PLAYBOY PREFERRED, INC.
                                        PLAYBOY ENTERTAINMENT GROUP, INC.
                                        PRECIOUS FILMS, INC.
                                        PLAYBOY PROPERTIES, INC.
                                        PLAYBOY OF SUSSEX, INC.
                                        STEELTON, INC.
                                        TELECOM INTERNATIONAL, INC.
                                        WOMEN PRODUCTIONS, INC.
                                        SPECIAL EDITIONS, LTD.
                                        CPV PRODUCTIONS, INC.
                                        CYBERSPICE, INC.
                                        SPICE ENTERTAINMENT, INC.
                                        SPICE DIRECT, INC.
                                        SPICE NETWORKS, INC.
                                        SPICE PRODUCTIONS, INC.
                                        SPICE INTERNATIONAL, INC.
                                        MH PICTURES, INC.
                                        PLAYBOY SHOWS, INC.
                                        PLANET PLAYBOY, INC.
                                        PLANET SPICE, INC.
                                        as Guarantors


                                        By:  /s/ Robert Campbell
                                             -----------------------------------
                                             Name:  Robert Campbell
                                             Title: Treasurer

                                        PLAYBOY ENTERPRISES INTERNATIONAL, INC.


                                        By:   /s/ Robert Campbell
                                              ----------------------------------
                                              Name:  Robert Campbell
                                              Title: Senior Vice President,
                                                     Treasurer

                                        SPICE HOT ENTERTAINMENT, INC.
                                        SPICE PLATINUM ENTERTAINMENT, INC.
                                        as Guarantors


                                        By:  /s/ James L. English
                                             -----------------------------------
                                             Name:  James L. English
                                             Title: President

                                   PLAYBOY TV INTERNATIONAL, LLC

                                   By: Playboy Entertainment Group, Inc., its Sole Member


                                          By:   /s/ Robert Campbell
                                              ----------------------------------
                                                Name:  Robert Campbell
                                                Title: Treasurer


                                   CLARIDGE ORGANIZATION, LLC
                                   CHELSEA COURT HOLDINGS, LLC
                                   CANDLELIGHT MANAGEMENT, LLC

                                   By:    Playboy TV International, LLC,
                                          its Sole Member

                                          By:   Playboy Entertainment Group,
                                                Inc., its Sole Member


                                                By:   /s/ Robert Campbell
                                                    ----------------------------
                                                        Name:  Robert Campbell
                                                        Title: Treasurer

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                               PEI HOLDINGS, INC.

                        11% Senior Secured Note due 2010

                                                  [CUSIP] [CINS] _______________

No.                                                             $_______________

      PEI HOLDINGS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on March 15, 2010.

      Interest Rate: 11% per annum.

      Interest Payment Dates: March 15 and September 15, commencing September 15, 2003.

      Regular Record Dates: March 1 and September 1.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:                                   PEI HOLDINGS, INC.

                                        By:
                                                --------------------------------
                                                Name:
                                                Title:

      This is one of the 11% Senior Secured Notes due 2010 described in the Indenture referred to in this Note.

                                        Bank One, N.A., as Trustee


                                        By:
                                              ----------------------------------
                                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                               PEI HOLDINGS, INC.

                        11% Senior Secured Note due 2010

1.    Principal and Interest.

      The Company promises to pay the principal of this Note on March 15, 2010.

      The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 11% per annum from March 11, 2003 until maturity [and shall pay the Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to below.](1)

      Interest [and Liquidated Damages, if any](1), will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing September 15, 2003.

      [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of March 11, 2003, by and among the Company, Playboy Enterprises, Inc., the Subsidiary Guarantors listed on the signature pages thereof, Banc of America Securities LLC and Lazard Freres & Co. LLC (the "Registration Rights Agreement"). In the event of a Registration Default (as defined in the Registration Rights Agreement), the Company will be obligated to pay liquidated damages to the Holder of this Note with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of this Note. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.25 per week per $1,000 principal amount of Notes.](1)

      Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note] (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue

----------
(1)   Initial Notes only; modify as necessary for Additional Notes.

Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

      The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 1% in excess of 11%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.    Indenture; Note Guarantee.

      This is one of the Notes issued under an Indenture dated as of March 11, 2003 (as amended from time to time, the "Indenture"), among the Company, the Guarantors party thereto and Bank One, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

      The Notes are secured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $115,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed, on a senior secured basis, as set forth in the Indenture.

3.    Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

      This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

      If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.    Registered Form; Denominations; Transfer; Exchange.

      The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.    Defaults and Remedies.

      If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.    Amendment and Waiver.

      Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.    Authentication.

      This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.    Governing Law.

      This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.    Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

      The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                        [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
 the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

      In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

|_| (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

|_| (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       or

|_| (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

      If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
     ------------------------------     ----------------------------------------
                                        Seller

                                        By
                                           -------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)
                       ----------------------------------

                  By
                     ------------------------------------
                  To be executed by an executive officer

----------
(5) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have all of this Note purchased by the Company pursuant to
Section 4.12 or 4.13 of the Indenture, check the box: |_|

      If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (in original principal amount) below:

            $_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)_____________________________

----------
(1) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                                                               Principal amount of
                                                                this Global Note
                   Amount of decrease    Amount of increase      following such          Signature of
                   in principal amount   in principal amount      decrease (or       authorized officer of
Date of Exchange   of this Global Note   of this Global Note        increase)               Trustee
----------------   -------------------   -------------------   -------------------   ---------------------


                                                                       EXHIBIT B

                             SUPPLEMENTAL INDENTURE

                          dated as of __________, ____

                                      among

                               PEI HOLDINGS, INC.,

                          The Guarantor(s) Party Hereto

                                       and

                                 BANK ONE, N.A.,
                                   as Trustee

                             ----------------------

                        11% Senior Secured Notes due 2010

      THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of __________, ____, among PEI HOLDINGS, INC., a Delaware corporation (the "Company"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "Undersigned") and Bank One, N.A., as trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 11, 2003 (the "Indenture"), relating to the Company's 11% Senior Secured Notes due 2010 (the "Notes");

      WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Guarantees.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

      SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

      SECTION 2. Each Undersigned, by its execution of this Supplemental Indenture, acknowledges and agrees that it receives substantial benefits from the Company and that such Undersigned is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services and, accordingly, such Undersigned agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

      SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

      SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        PEI HOLDINGS, INC., as Issuer


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        [GUARANTOR]


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        Bank One, N.A., as Trustee


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                              RESTRICTED LEGEND

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

      (1) REPRESENTS THAT

            (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
      ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

            (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR

            (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT; AND

      (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

            (A) TO THE COMPANY,

            (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

            (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

            (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

            (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(a)(1),
      (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

            (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                                   DTC LEGEND

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                                                       EXHIBIT E

                            Regulation S Certificate

                                                _________, ____

Bank One, N.A.
1 Bank One Plaza
Chicago, Illinois  60670
Attention: Corporate Trust Administration

      Re:   PEI Holdings, Inc.
            11% Senior Secured Notes due 2010 (the "Notes")
            Issued under the Indenture (the "Indenture") dated as of March 11, 2003 relating to the Notes

Ladies and Gentlemen:

      Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

      [CHECK A OR B AS APPLICABLE.]

      |_| A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

      |_| B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF SELLER (FOR TRANSFERS) OR
                                           OWNER (FOR EXCHANGES)]


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Address:

Date: _________________

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                                _________, ____

Bank One, N.A.
1 Bank One Plaza
Chicago, Illinois  60670
Attention: Corporate Trust Administration

      Re:   PEI Holdings, Inc.
            11% Senior Secured Notes due 2010 (the "Notes")
            Issued under the Indenture (the "Indenture") dated as of March 11, 2003 relating to the Notes

Ladies and Gentlemen:

      TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

      This Certificate relates to:

      [CHECK A OR B AS APPLICABLE.]

      |_| A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

      |_| B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

      We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER (FOR TRANSFERS)
                                           OR OWNER (FOR EXCHANGES)]


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Address:

Date: _________________

                                                                       EXHIBIT G

                  Institutional Accredited Investor Certificate

Bank One, N.A.
1 Bank One Plaza
Chicago, Illinois  60670
Attention: Corporate Trust Administration

      Re:   PEI Holdings, Inc.
            11% Senior Secured Notes due 2010 (the "Notes")
            Issued under the Indenture (the "Indenture") dated as of March 11, 2003 relating to the Notes

Ladies and Gentlemen:

      This Certificate relates to:

      [CHECK A OR B AS APPLICABLE.]

      |_| A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

      |_| B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

      We hereby confirm that:

            1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

            2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

            3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

            4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

            5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

            6. The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

      We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

      Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

      We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

      We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

      We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER (FOR TRANSFERS)
                                           OR OWNER (FOR EXCHANGES)]


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Address:

Date: _________________

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


By: __________________________________

Date: ________________________________

Taxpayer ID number: __________________

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

To:   Bank One, N.A.
      1 Bank One Plaza
      Chicago, Illinois  60670
      Attention: Corporate Trust Administration OR

      [Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

      [Clearstream Banking SA]

      Re:   PEI Holdings, Inc.
            11% Senior Secured Notes due 2010 (the "Notes")
            Issued under the Indenture (the "Indenture") dated as of March 11, 2003 relating to the Notes

Ladies and Gentlemen:

      We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

      We hereby certify as follows:

      [CHECK A OR B AS APPLICABLE.]

      |_| A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

      |_| B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF BENEFICIAL OWNER]


                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Address:

Date: _________________

                                    [FORM II]

                       Certificate of Beneficial Ownership

To:    Bank One, N.A.
       1 Bank One Plaza
       Chicago, Illinois  60670
       Attention: Corporate Trust Administration

Re:   PEI Holdings, Inc.
      11% Senior Secured Notes due 2010 (the "Notes")
      Issued under the Indenture (the "Indenture") dated as of March 11, 2003 relating to the Notes

Ladies and Gentlemen:

      This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

      We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary

Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

      You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Yours faithfully,

                                        [EUROCLEAR BANK S.A./N.V., as
                                           operator of the Euroclear System]

                                                         OR

                                        [CLEARSTREAM BANKING SA]


                                        By:
                                              --------------------------------
                                              Name:
                                              Title:
                                              Address:

Date: _________________

                                                                       EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.